UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2024

Meta Materials Inc.

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-36247	74-3237581
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Highfield Park Dr
Dartmouth, Nova Scotia, Canada		B3A 4R9
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 902 482-5729

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MMAT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Meta Materials Inc. (the “Company”) held a special meeting of stockholders virtually, via live webcast on April 15, 2024 (the “Special Meeting”), in accordance with the Company’s Proxy Statement filed with the SEC on March 5, 2024 (the “Proxy Statement”). As of the close of business on February 21, 2024, the record date for the Special Meeting, there were 6,421,384 shares of common stock, one share of our Series B Special Voting Preferred Stock (representing up to 368,118 shares of Metamaterial Exchangeco Inc.), and 6,421,384 shares of shares of Series C Preferred Stock, outstanding and entitled to vote, as a single class, on the proposals described below. As of the record date, approximately 58 % of the total shares outstanding and entitled to vote were represented in person via internet webcast or by proxy at the Special Meeting. Each proposal is described in detail in the Proxy Statement. The final voting results were as follows:

1.

To approve an amendment to our Amended and Restated Articles of Incorporation, as amended, to increase the total number of authorized shares of common stock from 10,000,000 shares to 250,000,000 shares (the “Authorized Share Increase Proposal”)

Votes For	Votes Against	Abstentions
1,785,082,876	1,937,453,257	10,549,539

2.

To approve the adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event there are not sufficient votes in favor of the Authorized Share Increase Proposal

Votes For	Votes Against	Abstentions
2,148,952,162	1,551,304,714	32,828,796

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

META MATERIALS INC.

Date:	April 19, 2024	By:	/s/ Uzi Sasson
Uzi Sasson President and Chief Executive Officer